EXHIBIT 99.1
Flexible Solutions International, Inc.
June 27, 2005

Report of Action Taken by Shareholders
Annual General Meeting
Held June 10. 2005


1.)  Election of Directors
                                       For           Against      Abstain

         Daniel B. O'Brien          9,173,127        66,280        1,300
         Dr. Robert O'Brien         9,173,257        66,250        1,200
         John H. Bientjes           9,232,257         4,250        4,200
         Dale Friend                9,231,757         4,750        4,200
         Eric Hodges                9,231,757         4,250        4,700

2.)  Stock Option Grants to officers and Directors

         Amounts shown as number of shares refers to the number of common shares that can be purchased at $3.00 per share. These options vest on December 31, 2005 and expire on December 31, 2009. The lower number of total votes is because brokers and trustees are not permitted to vote for this category of business in the absence of the client or the client's proxy, whereas for the other items they are so permitted.

                                       For           Against      Abstain

         Daniel B. O'Brien          7,165,626        62,775        2,387
           50,000 shares
         Dr. Robert O'Brien         7,165,356        64,245        1,187
           25,000 shares
         John H. Bientjes           7,163,126        62,775        4,887
             5,000 shares
         Dale Friend                7,163,126        62,775        4,887
             5,000 shares
         Eric Hodges                7,162,626        62,775        5,387
             5,000 shares

3.)   Election to approve the Annual Report as filed with the SEC.
                                       For           Against      Abstain

                                    9,216,990        15,700        8,017

4.) Approval of the selection of Cinnamon, Jang & Willoughby as auditors for the ensuing year.
                                       For           Against      Abstain

                                    9,234,690         3,600        2,417